As filed with the Securities and Exchange Commission on October 27, 2005
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KB Home
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3666267
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
10990 Wilshire Boulevard
Los Angeles, California 90024
(Address of Principal Executive Offices)
KB Home 1988 Employee Stock Plan
KB Home Performance-Based Incentive Plan for Senior Management
KB Home 1998 Stock Incentive Plan
KB Home 1999 Incentive Plan
KB Home 2001 Stock Incentive Plan
KB Home Non-Employee Directors Stock Plan
KB Home 401(k) Savings Plan
Stock Grants
(Full Title of the Plans)
William A. Richelieu
Corporate Counsel and Assistant Corporate Secretary
KB HOME
10990 Wilshire Boulevard
Los Angeles, CA 90024
(310) 231-4000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Michael J. O’Sullivan
Munger, Tolles & Olson LLP
355 South Grand Ave. #3500
Los Angeles, CA 90071
(213) 683-9100
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	To be	Offering Price Per	Aggregate Offering	Registration
to be Registered	Registered (1)	Share	Price	Fee
Common Stock, par value $1.00 per share, including Series A Participating Cumulative Preferred Stock Purchase Rights (2)
KB Home 401(k) Savings Plan	400,000	$64.48(3)	$25,792,000(3)	$3036
KB Home Non-Employee Directors Stock Plan	400,000	$64.48(3)	$25,792,000(3)	$3036
Previously Registered	35,501,136	N/A(4)	N/A(4)	$0(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock. Also pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the KB Home 401(k) Savings Plan. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)	Each share of Common Stock includes one preferred stock purchase right issued pursuant to a Rights Agreement, dated as of February 4, 1999, as amended, between the Registrant (formerly known as Kaufman and Broad Home Corporation) and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent. The preferred stock purchase rights are not presently exercisable and do not trade separately from the Common Stock. The preferred stock purchase rights will be issued for no additional consideration and, therefore, no additional registration fee is required.

(3)	Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s Common Stock on October 20, 2005, as reported on the New York Stock Exchange with respect to 400,000 shares of the Registrant’s Common Stock issuable under the KB Home Non-Employee Directors Stock Plan and 400,000 shares of the Registrant’s Common Stock issuable under the KB Home 401(k) Savings Plan. These 800,000 shares of Common Stock are the only new shares of Common Stock being registered by this Registration Statement.

(4)	Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement is deemed to be a post-effective amendment to the Registrant’s Registration Statement on Form S-8 (File No. 333-122277) filed on January 25, 2005, for which the Registrant paid a registration fee of $124,397.13 to register 20,000,000 shares of Common Stock (which reflects a 2-for-1 stock split in April 2005); the Registrant’s Registration Statement on Form S-8 (File No. 333-49309) filed on April 3, 1998, for which the Registrant paid a registration fee of $26,520 to register 5,901,136 shares of Common Stock (which reflects the 2005 stock split); the Registrant’s Registration Statement on Form S-8 (File No. 333-49311) filed on April 3, 1998, for which the Registrant paid a registration fee of $9,180 to register 3,400,000 shares of Common Stock (which reflects the 2005 stock split); the Registrant’s Registration Statement on Form S-8 (File No. 333-49307) filed on April 3, 1998, for which the Registrant paid a registration fee of $955 to register 200,000 shares of Common Stock (which reflects the 2005 stock split); and the Registrant’s Registration Statement on Form S-8 (File No. 33-28624) filed on May 11, 1989, for which the Registrant paid a registration fee of $4,325 to register 6,000,000 shares of Common Stock (which reflects the 2005 stock split).
     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement is deemed to be a post-effective amendment to the Registrant’s Registration Statement on Form S-8 (File No. 333-122277) filed on January 25, 2005, the Registrant’s Registration Statement on Form S-8 (File No. 333-49309) filed on April 3, 1998, the Registrant’s Registration Statement on Form S-8 (File No. 333-49311) filed on April 3, 1998, the Registrant’s Registration Statement on Form S-8 (File No. 222-49307) filed on April 3, 1998 and the Registrant’s Registration Statement on Form S-8 (File No. 33-28624) filed May 11, 1989.

REOFFER PROSPECTUS
KB Home
36,301,136 Shares of Common Stock
Acquired by the Selling Stockholders Under
Stock Grants
and
KB Home 1988 Employee Stock Plan
and
KB Home Performance-Based Incentive Plan for Senior Management
and
KB Home 1998 Stock Incentive Plan
and
KB Home 1999 Incentive Plan
and
KB Home 2001 Stock Incentive Plan
and
KB Home Non-Employee Directors Stock Plan
and
KB Home 401(k) Savings Plan
     This Prospectus relates to shares (the “Shares”) of Common Stock, par value $1.00 per share (together with the Preferred Stock Purchase Rights associated therewith, the “Common Stock”), of KB Home (formerly the Kaufman and Broad Home Corporation), a Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to stock grants, the Company’s 1988 Employee Stock Plan, the Company’s Performance-Based Incentive Plan for Senior Management, the Company’s 1998 Stock Incentive Plan, the Company’s 1999 Incentive Plan, the Company’s 2001 Stock Incentive Plan, the Company’s Non-Employee Directors Stock Plan or the Company’s 401(k) Savings Plan (each, including the stock grants, a “Plan” and collectively, the “Plans”). See “Selling Stockholders.” The Company’s Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “KBH.” On October 26, 2005, the closing price of the Common Stock, as reported in the consolidated reporting system, was $64.53 per share.
     The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the Shares have been borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder.
     Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus is October 27, 2005

AVAILABLE INFORMATION
     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.
     This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the full Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.
     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.
PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT
     You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this Prospectus, as well as some statements by the Company in periodic press releases and some oral statements by Company officials to securities analysts and stockholders during presentations about the Company, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial or operating performance (including future revenues, unit deliveries, expenses, margins, earnings or earnings per share or growth rates), future market conditions, future interest rates and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of backlog, including amounts that we expect to realize upon delivery of units included in backlog and the timing of those deliveries, potential future acquisitions and the impact of completed acquisitions, future share repurchases and possible future actions, which may be provided by us, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about the Company, economic and market factors and the homebuilding industry, among other things. These statements are not guarantees of future performance, and the Company has no specific intention to update these statements.
     Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements made by the Company or Company officials due to a number of factors. The principal important risk factors that could cause the Company’s actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in general economic conditions, material prices and availability, labor costs and availability, interest rates and the Company’s debt levels, consumer confidence, competition, currency exchange rates (insofar as they affect the Company’s operations in France), environmental factors and significant natural disasters (including the effects of recent hurricanes on the U.S. housing market and the U.S. economy in general), government regulations affecting the Company’s operations, the availability and cost of land in desirable areas and the continued impact of terrorist activities and United States response, unanticipated violations of Company policy, unanticipated legal or regulatory proceedings or claims, and conditions in the capital, credit and homebuilding markets. See the Company’s Annual Report on Form 10-K for the year ended November 30, 2004, the Company’s Quarterly Reports on Form 10-Q for the quarters ended February 28, 2005, May 31, 2005 and August 31, 2005, and the Company’s other filings with the Commission for a further discussion of these and other risks and uncertainties applicable to the Company’s business.

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BUSINESS
     The Company is one of America’s leading homebuilders with domestic operating divisions in the following regions and states: West Coast — California; Southwest — Arizona, Nevada and New Mexico; Central — Colorado, Illinois, Indiana and Texas; Southeast — Florida, Georgia, North Carolina and South Carolina; and Mid-Atlantic — Maryland and Virginia. Kaufman & Broad S.A., the Company’s publicly-traded French subsidiary, is one of the largest homebuilders in France based on revenues. In fiscal 2004, the Company delivered 31,646 homes in the United States and France. The Company also offers complete mortgage services through Countrywide KB Home Loans, a joint venture with Countrywide Financial Corporation. Founded in 1957 and winner of the 2004 American Business Award for Best Overall Company, the Company is a Fortune 500 company listed on the NYSE under the ticker symbol “KBH.”
     The Company is a Delaware corporation and maintains its principal executive offices at 10990 Wilshire Boulevard, Los Angeles, California 90024. Its telephone number is (310) 231-4000.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents of the Company heretofore filed with the Commission are hereby incorporated in this Prospectus by reference:
(a) The Company’s Annual Report on Form 10-K for the year ended November 30, 2004;
(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended February 28, 2005, May 31, 2005 and August 31, 2005;
(c) The Company’s Current Reports on Form 8-K filed December 15, 2004, May 13, 2005, June 2, 2005 and June 27, 2005; and
(d) The description of the Common Stock, par value $1.00 per share, in the Company’s Registration Statement on Form 8-A filed June 30, 1986 pursuant to Section 12(b) of the Exchange Act, and the description of the Company’s Rights to Purchase Series A Participating Cumulative Preferred Stock in the Company’s Registration Statement on Form 8-A filed February 23, 1999 pursuant to Section 12(b) of the Exchange Act, in each case together with any amendment or report filed with the Commission for the purpose of updating such descriptions.
     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.
     This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available without charge to any person to whom this Prospectus is delivered, upon written or oral request. Requests for such documents should be directed to KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Corporate Secretary, Telephone: (310) 231-4000.
USE OF PROCEEDS
     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.
SELLING STOCKHOLDERS
     This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired or may acquire Shares pursuant to any of the Plans. The Selling Stockholders may resell any or all of the Shares at any time they choose while this Prospectus is effective. Executive officers and directors, certain of their family members, trusts for their benefit, and entities that they own, that acquire Shares under the Plans may be added to the Selling Stockholder list below by a supplement to this Prospectus supplement filed with the Commission. The number of Shares to be sold by any Selling Stockholder under this Prospectus also may be increased or decreased by a supplement to this Prospectus. Non-affiliates holding restricted securities issued under any of the Plans and who are not named below may use this Prospectus for the offer or sale of their Shares, provided they hold 1,000 or fewer Shares.

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     The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this Prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after the date of this Prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No Selling Stockholder owns more than 1% of the Company’s Common Stock, other than Bruce Karatz, who owns 4.1%, and Jeffrey T. Mezger, who owns 1.7%. After the resale, assuming the sale of all shares that may be so offered and no other changes in their beneficial ownership of the Company’s Common Stock after the date of this Prospectus, Mr. Karatz and Mr. Mezger will each own less than 1% of the Company’s Common Stock.
     Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

				Shares
	Principal	Shares	Number of	Beneficially
	Position(s)(1) with	Beneficially	Shares Offered	Owned After the
Selling Stockholder	the Company	Owned (2-4)	for Resale (5)	Resale (2)
Bruce Karatz	Chairman and Chief Executive Officer	3,928,918	4,738,919	0

Jeffrey T. Mezger	Executive Vice President and Chief Operating Officer	1,611,815	1,894,814	0

Richard B. Hirst	Executive Vice President and Chief Legal Officer	89,667	186,600	21,400

Domenico Cecere	Senior Vice President and Chief Financial Officer	189,272	223,538	0

William R. Hollinger	Senior Vice President and Controller	232,451	263,784	0

Albert Z. Praw	Senior Vice President, Asset Management and Acquisitions	234,094	245,716	17,044

Gary A. Ray	Senior Vice President, Human Resources	292,015	334,948	0

Kelly Masuda	Vice President, Capital Markets and Treasurer	27,573	49,072	3,500

Glen Barnard	Regional General Manager	24,173	61,506	0

Leah S.W. Bryant	Regional General Manager	165,095	203,360	0

Steven M. Davis	Regional General Manager	179,365	205,658	0

Robert Freed	Regional General Manager	118,814	154,580	0

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				Shares
	Principal	Shares	Number of	Beneficially
	Position(s)(1) with	Beneficially	Shares Offered	Owned After the
Selling Stockholder	the Company	Owned (2-4)	for Resale (5)	Resale (2)

John E. “Buddy” Goodwin	Regional General Manager	219,467	257,066	0

Jay L. Moss	Regional General Manager	175,154	211,020	0

Larry E. Oglesby	Regional General Manager	83,231	113,764	0

James D. Widner	Regional General Manager	75,254	97,520	0

Total		7,646,358	9,241,865	41,944

(1)	All positions described are with the Company, unless otherwise indicated.

(2)	Beneficial ownership is determined pursuant to Regulation 13D/G under the Exchange Act. Shares underlying options are reflected only to the extent that the option is exercisable as of, or within 60 days after, the date of this Prospectus. As a result, “Shares Beneficially Owned” may not reflect all of the Shares that may be sold pursuant to this Registration Statement.

(3)	Includes an aggregate total of 4,572,319 shares of Common Stock subject to acquisition within 60 days of the date of this Prospectus through the exercise of stock options granted under the Plans.

(4)	Includes shares of Common Stock held in certain trusts as follows: Mr. Karatz holds 1,727,467 shares in trust; Mr. Praw holds 8,522 shares in trust; Mr. Moss holds 107,754 shares in trust; and Ms. Bryant holds 24,571 shares in trust.

(5)	Includes shares issued or issuable upon exercise of options (including options that are not exercisable as of, or within 60 days after, the date of this Prospectus) and shares granted to such employees under the Plans. Some of these shares may have been sold prior to the date of this Prospectus.
* * *
     The Company may supplement this Prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.
PLAN OF DISTRIBUTION
     The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired or will acquire pursuant to the Plans at such times and at such places as the Selling Stockholders choose.
     The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Stockholders.
     Subsequent to exercise, if any, each Selling Stockholder is free to offer and sell his or her Shares at such times, in such manner and at such prices as he or she shall determine. The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.
     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be

5

“underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.
     Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act.
     The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.
     The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.
EXPERTS
     The consolidated financial statements of KB Home appearing in KB Home’s Annual Report (Form 10-K) for the year ended November 30, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

6

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
36,301,136 SHARES
KB HOME
COMMON STOCK
PROSPECTUS

October 27, 2005

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed by KB Home, a Delaware corporation (the “Registrant”), relating to 36,301,136 shares of the Registrant’s Common Stock, par value $1.00 per share, and the related preferred stock purchase rights (the “Common Stock”), which may be offered and sold pursuant to individual stock grants, the Registrant’s 1988 Employee Stock Plan, the Registrant’s Performance-Based Incentive Plan for Senior Management, the Registrant’s 1998 Stock Incentive Plan, the Registrant’s 1999 Incentive Plan, the Registrant’s 2001 Stock Inventive Plan, the Registrant’s Non-Employee Directors Stock Plan and the Registrant’s 401(k) Savings Plan (each, including the stock grants, a “Plan” and collectively, the “Plans”). This Registration Statement is intended to consolidate in one place the registration of 35,501,136 shares of Common Stock that were previously registered for offer and sale pursuant to the Plans on five separate registration statements on Forms S-8. This Registration Statement also revises and updates certain information from the previous registration statements and registers an additional 400,000 shares of Common Stock that may be offered and sold pursuant to the Company’s 401(k) Savings Plan and 400,000 shares of Common Stock that may be offered and sold pursuant to the Company’s Non-Employee Directors Stock Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information required in Part I of this Registration Statement is included in the prospectus for the Plans, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     KB Home (the “Registrant”) incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”) (File No. 001-09195):
(a) The Registrant’s Annual Report on Form 10-K for the year ended November 30, 2004;
(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended February 28, 2005, May 31, 2005 and August 31, 2005;
(c) The Registrant’s Current Reports on Form 8-K filed December 15, 2004, May 13, 2005, June 2, 2005 and June 27, 2005; and
(d) The description of the Registrant’s common stock, par value $1.00 per share, in the Registrant’s Registration Statement on Form 8-A filed June 30, 1986 pursuant to Section 12(b) of the Exchange Act, and the description of the Registrant’s Rights to Purchase Series A Participating Cumulative Preferred Stock in the Registrant’s Registration Statement on Form 8-A filed February 23, 1999 pursuant to Section 12(b) of the Exchange Act, in each case, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.
     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
     Article 6(d) of the Registrant’s certificate of incorporation provides that the Registrant will indemnify its directors and officers and may indemnify any other employees or agents to the full extent permitted by the Delaware General Corporation Law.
     Article 6(c) of the Registrant’s certificate of incorporation provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the full extent permitted by the Delaware General Corporation Law.
     The Registrant has purchased directors’ and officers’ liability insurance policies which insure against certain liabilities incurred by its directors and officers.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See the Index to Exhibits attached hereto.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 27th day of October, 2005.

KB HOME
By	/s/ William R. Hollinger
	Name:	William R. Hollinger
	Title:	Senior Vice President and Controller

     Pursuant to the requirements of the Securities Act, the persons who administer the KB Home 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 27th day of October, 2005.

KB HOME 401(k) SAVINGS PLAN
By	/s/ Cory F. Cohen
	Name:	Cory F. Cohen
	Title:	Member, Administrative Committee

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Karatz, Richard B. Hirst, Kimberly N. King and Tony Richelieu, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of October, 2005:

Signature	Title

/s/ Bruce Karatz Bruce Karatz	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Domenico Cecere Domenico Cecere	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Ronald W. Burkle Ronald W. Burkle	Director
/s/ Timothy W. Finchem Timothy W. Finchem	Director
/s/ Ray R. Irani Dr. Ray R. Irani	Director
/s/ Kenneth M. Jastrow, II Kenneth M. Jastrow, II	Director
/s/ James A. Johnson James A. Johnson	Director
/s/ J. Terrence Lanni J. Terrence Lanni	Director
/s/ Melissa Lora Melissa Lora	Director
/s/ Michael G. McCaffery Michael G. McCaffery	Director
/s/ Leslie Moonves Leslie Moonves	Director
/s/ Barry Munitz Dr. Barry Munitz	Director
/s/ Luis T. Nogales Luis G. Nogales	Director

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Amended Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-6471)).

4.2	Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-30140)).

4.3	Certificate of Designation of Series A Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-30140)).

4.4	Amendment to Certificate of Designation of Series A Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form 8-A filed February 23, 1999 (File No. 001-09195)).

4.5	Certificate of Ownership and Merger effective January 17, 2001 merging KB Home, Inc. into Kaufman and Broad Home Corporation (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2000 (File No. 001-09195)).

4.6	By-Laws, as amended and restated on January 17, 2001, of the Registrant (incorporated by reference to Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2000 (File No. 001-09195)).

4.7	Rights Agreement, dated as of February 4, 1999, between the Registrant and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed February 12, 1999 (File No. 001-09195)).

4.8	First Amendment to Rights Agreement, dated as of April 29, 2005, between the Registrant and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (incorporated by reference to Exhibit 4.19 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2005 (File No. 001-9195)).

4.9	KB Home 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2001 (File No. 001-09195)).

4.10	KB Home 1999 Incentive Plan, as amended and restated July 11, 2002 (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2002 (File No. 001-09195)).

4.11	KB Home 1988 Employee Stock Plan (incorporated by reference to the Joint Proxy Statement for the Registrant’s 1989 Special Meeting of Shareholders (File No. 001-09195)).

4.12	Amendments to the KB Home 1988 Employee Stock Plan dated January 27, 1994 (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 1994 (File No. 001-09195)).

4.13	KB Home Performance-Based Incentive Plan for Senior Management (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 1995 (File No. 001-09195)).

4.14	KB Home 1998 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 1998 (File No. 001-09195)).

4.15	KB Home Non-Employee Directors Stock Plan, as amended and restated as of July 10, 2003 (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the year ended November 20, 2003 (File No. 001-09195)).

5.1	Opinion of Kimberly N. King, Esq. as to the legality of the securities being offered hereunder.

Exhibit
Number	Description
5.2	The Registrant and the Registrant’s 401(k) Saving Plan hereby undertake that they have submitted and will submit the 401(k) Savings Plan and any amendments to the 401(k) Savings Plan to the Internal Revenue Service in a timely manner and have made and will make all changes required by the Internal Revenue Service in order to quality the 401(k) Savings Plan.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kimberly N. King, Esq. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page).

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